Exhibit 4.2

FIRST LIEN INTERCREDITOR AGREEMENT

Among

CREDIT SUISSE AG,

as Collateral Agent,

CREDIT SUISSE AG,

as the Authorized Representative under the Credit Agreement,

REGIONS BANK,

in its capacity as Trustee under the Initial Additional Agreement,

as the Initial Additional Authorized Representative, and

each additional Authorized Representative from time to time party hereto

Dated as of August 17, 2012

FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of August 17, 2012, among CREDIT SUISSE AG, as collateral agent for the Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), CREDIT SUISSE AG, as the Authorized Representative for the Bank Loan Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), Regions Bank, in its capacity as Trustee under the Initial Additional Agreement, as the Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity (in such capacity and together with its successors in such capacity, the “Additional Authorized Representative”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Bank Loan Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Secured Parties) and each Additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Construction; Certain Defined Terms.  (a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. This Agreement is the Pari Passu Intercreditor Agreement referred to in the Credit Agreement.

(b)  It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations and (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Secured Credit Documents governing such Obligations shall refer to such Obligations or such documents as so modified.

(c)  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Additional Agreement” has the meaning given the term “Pari Passu Agreement” in the Guarantee and Collateral Agreement and shall include the Initial Additional Agreement.

“Additional Secured Parties” means the holders of any Additional Obligations and any Additional Authorized Representative and shall include the Initial Additional Secured Parties.

“Additional Obligations” has the meaning given the term “Pari Passu Debt Obligations” in the Guarantee and Collateral Agreement and shall include the Initial Additional Obligations.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Bank Loan Obligations and (y) the Non-Controlling

Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Bank Loan Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Bank Loan Obligations or the Bank Loan Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bank Loan Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Bank Loan Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure any of the Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012, and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among the Borrower, Parent, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Bank Loan Obligations” means, with respect to any Shared Collateral, the Discharge of the Bank Loan Obligations with respect to such Shared Collateral; provided that the Discharge of Bank Loan Obligations shall not be deemed to have occurred in connection with a Refinancing of such Bank Loan Obligations with additional Obligations secured by such Shared Collateral under an agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” has the meaning set forth in the Guarantee and Collateral Agreement.

“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended as of the date hereof, and as further amended, restated, supplemented or otherwise modified or replaced from time to time, by and among the Pledgors party thereto and the Authorized Representatives from time to time party thereto.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Initial Additional Agreement” means that certain Senior Secured Note Indenture dated as of August 17, 2012, among Parent, the Borrower, the subsidiaries of the Borrower party thereto, the Collateral Agent and Regions Bank, as indenture trustee, together with the global notes evidencing the securities issued thereunder on August 17, 2012 and the guarantees thereon.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Obligations” means the Additional Obligations pursuant to the Initial Additional Agreement.

“Initial Additional Secured Parties” means the holders of any Initial Additional Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1)  any case commenced by or against the Borrower or any other Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Pledgor or any similar case or proceeding relative to the Borrower or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)  any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by the Borrower to the Collateral Agent pursuant to Section 7.09(c) of the Guarantee and Collateral Agreement in order to create an additional Series of Additional Obligations, together with a joinder to this Agreement executed and delivered by the applicable Authorized Representative pursuant to which such Authorized Representative agrees to be bound by the terms and conditions hereof and provides the notice information contemplated by Section 5.01.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan Document Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral and at any time, the Authorized Representative of the Series of Additional Obligations that at such time constitutes the largest outstanding principal amount of any then outstanding Series of Additional Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the

Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent or the Administrative Agent (or, after the Discharge of Bank Loan Obligations, the then Applicable Authorized Representative) has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Pledgor which has granted a Lien in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledgors” means Parent, the Borrower and each subsidiary of the Borrower which has granted a Lien pursuant to any Security Document to secure any Series of Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Documents” means (i) the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Initial Additional Agreement and the Collateral Documents (as defined in the Initial Additional Agreement) and (iii) each Additional Agreement.

“Secured Parties” means (i) the Bank Loan Secured Parties and (ii) the Additional Secured Parties.

“Security Documents” means the Guarantee and Collateral Agreement and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of (i) the Bank Loan Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such) and (iii) the other Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in their capacities as such) and (b) with respect to any Obligations, each of (i) the Bank Loan Obligations, (ii) the Initial Additional Obligations and (iii) the Additional Obligations incurred pursuant to any Additional Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.  Priority of Claims.

(a)  Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Collateral Agent or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Pledgor or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Secured Party or received by the Collateral Agent or any Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document and (ii) SECOND, subject to Section 1.01(b), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(b)  It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c)  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02.  Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.  (a)  With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative or any other Secured Party (other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b)  Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Obligations (other than funds deposited for the discharge or defeasance of any Additional Agreement and, in the case of the Bank Loan Obligations, cash collateral that may be required to be deposited with respect to Letters of Credit or in connection with the obligations of a Defaulting Lender) other than pursuant to the Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(c)  Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03.  No Interference; Payment Over.  (a)  Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any Insolvency or Liquidation Proceeding or any other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Secured Party to enforce this Agreement.

(b)  Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04.  Automatic Release of Liens; Amendments to Security Documents.  (a)  If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)  Each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document (including to release Liens securing any Series of Obligations), so long as the Collateral Agent receives a certificate of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document solely as such Security Document relates to a particular Series of Obligations (including to release Liens securing any Series of Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Obligations was incurred and (y) such amendment does not adversely affect the Secured Parties of any other Series.

(c)  Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Pledgors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Security Document provided for in this Section.

SECTION 2.05.  Certain Agreements with Respect to Insolvency or Liquidation Proceedings.  (a)  This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Bankruptcy Law by or against the Borrower or any other Pledgor.

(b)  If any Pledgor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01 of this Agreement; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

(c)  Each Secured Party agrees that, in an Insolvency or Liquidation Proceeding or otherwise, none of them will oppose any sale or disposition of any Shared Collateral of any Pledgor that is supported by the Controlling Secured Parties, or the Applicable Authorized Representative, and will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or disposition and to have released its Liens on the assets so sold or disposed; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

SECTION 2.06.  Reinstatement.  In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07.  Insurance.  As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08.  Refinancings.  The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09.  Possessory Collateral Agent as Gratuitous Bailee for Perfection.  (a)  The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the Lien granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the Lien granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)  The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III

SECTION 3.01.  Existence and Amounts of Liens and Obligations.  Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting

Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Pledgor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

THE COLLATERAL AGENT

SECTION 4.01.  Appointment and Authority.  (a)  Each of the Secured Parties hereby irrevocably appoints Credit Suisse AG to act on its behalf as the Collateral Agent hereunder and under each of the other Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Pledgor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Section 9.05 of the Credit Agreement and the equivalent provision of any Additional Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto.

(b)  Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Parent or any of its subsidiaries, as debtor-in-possession.

SECTION 4.02.  Rights as a Secured Party.  The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “ Secured Parties” or (as applicable) “Bank Loan Secured Party” or “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent, the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03.  Exculpatory Provisions.  (a)  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required to exercise; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of Parent or the Borrower stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until written notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such Obligations or Parent or the Borrower; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04.  Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05.  Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06.  Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Security Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the Liens of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 of the Credit Agreement and the equivalent provision of any Additional Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Security Documents to the successor Collateral Agent.

SECTION 4.07.  Non-Reliance on Collateral Agent and Other Secured Parties.  Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any other Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08.  Collateral Matters.  Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document in accordance with Section 2.04 or upon receipt of a written request from Parent or the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(b) to release any Pledgor from its obligations under the Security Documents upon receipt of a written request from Parent or the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01.  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Telecopy No. (212) 325-8304) Email: agency.loanops@credit-suisse.com;

(b) if to the Initial Additional Authorized Representative, to it at Regions Bank, Corporate Trust Services, 315 Deaderick Street, 4th Floor, Nashville, TN 327238.

(c) If to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02.  Waivers; Amendment; Joinder Agreements.  (a)  No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than the provision of security for one or more additional Series as provided for herein) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

(c)  Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of Joinder Agreement in accordance with Section 7.09(c) of the Guarantee and Collateral Agreement and upon such execution and delivery and the delivery by the Borrower of the documents required by said Section 7.09(c), such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall thereupon become subject to and bound by the terms and conditions hereof and the terms and conditions of the other Security Documents applicable thereto.

(d)  Notwithstanding the foregoing, without the consent of any Secured Party, and at the request of the Borrower, the parties hereto shall amend this Agreement in connection with the Refinancing of any Credit Agreement, in order to amend any defined terms or section references contained herein to the Credit Agreement being Refinanced to the equivalent defined terms or sections references to the Refinanced Credit Agreement or to the Guarantee and Collateral Agreement or any replacement Security Document entered into in connection with the Refinanced Credit Agreement, so long as the Borrower delivers to each party hereto a certificate of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document.

SECTION 5.03.  Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07.  Governing Law; Jurisdiction; Consent to Service of Process.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08.  Submission to Jurisdiction Waivers.  The Collateral Agent and each Authorized Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, and the courts of the United States of America for the Southern District of New York, in each case located in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.12.  Provisions Solely To Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Pledgor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Agreements), and none of the Borrower or any other Pledgor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Pledgor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13.  Integration.  This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Pledgors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Pledgor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Pages Follow]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by
/s/ Rahul Parmer
Name: Rahul Parmer
Title: Associate

REGIONS BANK, as Initial Additional Authorized Representative

by
/s/ Paul Williams
	Name:	Paul Williams
	Title:	Vice President and Trust Officer

CONSENT OF GRANTORS

Dated: August 17, 2012

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Credit Suisse AG, as Administrative Agent and Collateral Agent and Regions Bank, as Initial Additional Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Pledgors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Pledgors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no Secured Party shall have any liability to any Pledgor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each Pledgor understands that the foregoing Intercreditor Agreement is for the sole benefit of the Secured Parties and their respective successors and assigns, and that such Pledgor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Pledgor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Pledgor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Pledgors as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President, Secretary and General Counsel

COMMUNITY HEALTH SYSTEMS, INC.,

by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

Each of the Pledgors, listed on Schedule I hereto,

by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

[Signature Page to Intercreditor Agreement]